Exhibit 99.1

Press Release

Company Contact:

Judy A.E. Dale

Vice President, Marketing Communications and

Investor Relations

Credence Systems Corporation

Phone: 408-635-4309

FAX: 408-635-4986

E-mail: judy_dale@credence.com

Credence Reports Results for Fourth Quarter and Fiscal Year 2005

MILPITAS, Calif., December 8, 2005 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design-to-production for the worldwide semiconductor industry, today reported financial results for the fourth quarter and fiscal year ended October 31, 2005.

Net sales for the fourth quarter were $121.6 million, up 9 percent from prior quarter net sales of $111.9 million. Net loss for the quarter was $22.5 million or $0.23 per share on a GAAP basis, versus a net loss of $41.7 million or $0.43 per share in the prior quarter. The net loss this quarter included net special charges of $16.8 million primarily associated with restructuring activities including cancellation charges related to the termination of outsourcing relationships, and costs related to acquisitions and related integration activities. On a non-GAAP basis, excluding these charges, the net loss was $5.6 million, or $0.06 per share.

For fiscal 2005, net sales were $429.3 million, a decrease of 2 percent from net sales of $439.8 million in the fiscal year ended October 31, 2004. The net loss on a GAAP basis for fiscal 2005 was $119.9 million or $1.28 per share, compared to a net loss of $64.5 million or $0.88 per share in fiscal 2004.

Net orders for the fourth quarter of fiscal 2005 were approximately $116.1 million, corresponding to a book to bill ratio of 0.96.

“Although we are pleased with the growth in our SoC and analog mixed signal business, we were disappointed that delays in 6.4G Sapphire and probe revenue combined with higher operating expenses adversely affected operating performance,” said Dave Ranhoff, president and chief executive officer of Credence Systems Corporation. “Despite these delays, we are pleased that strong demand for our new products and a return to growth in the subcontract markets allowed us to exceed the higher end of our revenue range.”

“Over the course of the past year, we have focused our efforts on the integration of acquired company assets and functions into Credence. This effort has been broad based and has concentrated on business process improvement and lowering our cost structure,” said John Batty, chief financial officer of Credence Systems Corporation. “Although adjustments and certain non-recurring restructuring activities this quarter adversely affected our financial results, we believe Credence is now better positioned as it enters fiscal 2006.”

First Quarter Fiscal 2006 Outlook

Net sales in the first fiscal quarter 2006 is expected to be approximately $112.0 to $117.0 million, with a net loss per share on a non-GAAP basis in the range of $0.00 to $0.03. This guidance reflects no taxation on domestic earnings due to the effect of tax loss carry forwards from prior years and excludes any charges or credits related to our acquisition of NPTest and the ongoing restructuring activities. On a GAAP basis the first quarter net loss per share is expected to be in the range of $0.07 to $0.10.

Conference Call/Webcast

Credence will hold a conference call to discuss these results today, Thursday, December 8, 2005, at 5:00 pm ET. The call will be simulcast via the Credence web site at www.credence.com under the “Investor Relations – Financial Information - Webcasts” section. A replay of the call will be available via phone and web site through January 8, 2006. The replay number in the U.S. and Canada is (888) 286-8010. The replay number outside the U.S. and Canada is (617) 801-6888. The passcode is 51133502. A replay will also be available on the Credence web site www.credence.com under the Investor Relations section.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is an industry leading provider of debug, characterization and ATE solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at http://www.credence.com.

GAAP versus non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Credence also discloses non-GAAP results of operations that exclude certain charges and credits. A detailed reconciliation of the GAAP results to non-GAAP results is provided in the Reconciliation of GAAP Condensed Consolidated Statements of Operations to Non-GAAP Condensed Consolidated Statements of Operations schedule below. Investors are encouraged to review this reconciliation. Credence reports non-GAAP results in order to help the reader to better understand and assess operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in the Credence business, and management uses non-GAAP measures to plan and forecast future periods, and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP adjustments.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding adjustments and certain non-recurring restructuring activities, the belief that we are well positioned for fiscal 2006, and expected level of net sales and net loss for the first quarter of fiscal 2006. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the introduction of new product features including new instruments, the completion, delivery and acceptance by customers of such new product features, the need to focus on different aspects of our business to improve stockholder value, unanticipated challenges in assessing business conditions and the overall market, unanticipated difficulties in implementing improvements to our business model, cyclicality and downturns in the semiconductor industry, rapid technological change in the automatic test equipment market, the timing of new technology, product introductions, customer requirements relating to the customization of products, the risk of a loss or reduction of orders from one or more customers among which our business is concentrated, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, intellectual property issues, the risk of early obsolescence, our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures) and our need to achieve and maintain effective internal controls over financial reporting. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark, of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Prior Quarter Ended July 31,	Year Ended October 31,
	2005	2004	2005	2005	2004
Net sales	$121,568	$112,824	$111,925	$429,320	$439,803

Cost of goods sold – on net sales	73,325	69,296	59,182	249,985	236,703
Cost of goods sold – special charges	(31)	3,359	23,000	29,059	49,565

Gross margin	48,274	40,169	29,743	150,276	153,535

Operating expenses:

Research and development	23,633	25,590	23,849	92,538	80,535

Selling, general & administrative	32,306	33,551	31,317	126,823	121,226

Amortization of purchased intangible assets and deferred compensation	4,771	6,764	5,663	23,470	17,353

In-process research and development	—	—	—	—	7,900

Restructuring charges	6,160	2,687	9,654	17,605	6,309

Total operating expenses	66,870	68,592	70,483	260,436	233,323

Operating loss	(18,596)	(28,423)	(40,740)	(110,160)	(79,788)

Interest and other income (loss)	(1,097)	4,411	1,038	1,617	19,373

Loss before income taxes	(19,693)	(24,012)	(39,702)	(108,543)	(60,415)

Income taxes	2,787	85	1,975	11,389	3,989

Minority interest (benefit)	—	—	—	—	74

Net loss	$(22,480)	$(24,097)	$(41,677)	$(119,932)	$(64,478)

Net loss per share
Basic	$(0.23)	$(0.28)	$(0.43)	$(1.28)	$(0.88)

Diluted	$(0.23)	$(0.28)	$(0.43)	$(1.28)	$(0.88)

Number of shares used in Computing per share amounts
Basic	99,364	85,244	96,638	93,864	73,058

Diluted	99,364	85,244	96,638	93,864	73,058

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 31, 2005	Prior Quarter July 31, 2005	October 31, 2004 (1)
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$142,180	$86,361	$94,052
Short-term investments	7,816	49,086	69,954
Accounts receivable, net	114,042	125,419	124,393
Inventories	79,054	89,261	146,741
Other current assets	27,979	35,495	41,532

Total current assets	371,071	385,622	476,672
Property and equipment, net	96,691	97,232	108,707
Other assets	578,543	581,892	587,727

Total assets	$1,046,305	$1,064,746	$1,173,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,846	$38,933	$51,742
Accrued liabilities	108,024	106,449	112,477
Liabilities related to leased products	5,000	5,000	6,058
Deferred profits	5,112	8,822	9,718

Total current liabilities	163,982	159,204	179,995
Other liabilities	190,821	183,598	184,359
Long-term deferred income taxes	9,473	20,645	20,544
Stockholders’ equity	682,029	701,299	788,208

Total liabilities and stockholder’s equity	$1,046,305	$1,064,746	$1,173,106

(1)	Derived from the audited financial statements for the year ended October 31, 2004

CREDENCE SYSTEMS CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Prior Quarter Ended July 31,	Year Ended October 31,
	2005	2004	2005	2005	2004
Net sales	$121,568	$112,824	$111,925	$429,320	$439,803

Cost of goods sold – on net sales	67,951	65,523	57,431	238,425	230,398

Gross margin	53,617	47,301	54,494	190,895	209,405

Operating expenses:
Research and development	23,633	25,590	23,849	92,538	80,535
Selling, general & administrative	31,737	33,459	29,592	116,364	119,224

Total operating expenses	55,370	59,049	53,441	208,902	199,759

Operating income (loss)	(1,753)	(11,748)	1,053	(18,007)	9,646
Interest and other income (loss)	(1,097)	(521)	1,038	351	189

Income (loss) before income taxes	(2,850)	(12,269)	2,091	(17,656)	9,835
Income taxes	2,787	85	1,975	11,389	3,989
Minority interest (benefit)	—	—	—	—	74

Net income (loss)	$(5,637)	$(12,354)	$116	$(29,045)	$5,772

Net income (loss) per share
Basic	$(0.06)	$(0.14)	$0.00	$(0.31)	$0.08

Diluted *	$(0.06)	$(0.14)	$0.00	$(0.31)	$0.07

Number of shares used in computing per share amount
Basic	99,364	85,244	96,638	93,864	73,058

Diluted *	99,364	85,244	98,988	93,864	79,614

*	The calculation of non-GAAP diluted net income per share for the three months ended July 31, 2005 excludes an addition to net income of approximately $675,000 and $288,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively, as they would be anti-dilutive. The calculation of non-GAAP diluted net income per share for the fiscal year ended October 31, 2004 excludes an addition to net income of approximately $2.7 million and $1.2 million for convertible bond interest and amortization of convertible bond acquisition cost, respectively, as they would be anti-dilutive.

The number of shares used in computing the non-GAAP diluted net income per share amounts include 395,918 diluted outstanding stock options for the three months ending July 31, 2005. The number of shares used in computing the non-GAAP diluted net income per share amounts include an additional 1,953,802 shares of the Company’s Non-Voting Convertible stock, for the three months ended July 31, 2005, had they been converted at the beginning of the period. During the third quarter of fiscal 2005, 6,657,400 shares of the Company’s Non-Voting Convertible stock were converted to common stock. These shares are excluded in the same periods for GAAP reporting because they would be anti-dilutive.

The number of shares used in computing the non-GAAP diluted earnings per share amounts include 5,288,326 shares issuable upon conversion of the Company’s Non-Voting Convertible stock, but exclude the 15,915,000 shares issuable upon conversion of the convertible bonds for the fiscal year ended October 31, 2004. Shares are excluded in periods where their effect is anti-dilutive. These shares are excluded in the same periods for GAAP reporting because they are anti-dilutive.

CREDENCE SYSTEMS CORPORATION

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Prior Quarter Ended July 31,	Year Ended October 31,
	2005	2004	2005	2005	2004
GAAP loss before income taxes	$(19,693)	$(24,012)	$(39,702)	$(108,543)	$(60,415)

(1) Cost of goods sold - special charges related to product line investment decisions	(31)	3,359	23,000	29,059	49,565
(2) Amortization of the inventory, spares and fixed assets write-up to fair value, resulting from NPTest acquisition	2,866	3,865	1,317	7,539	6,458
(3) Expenses specific to the integration of NPTest	2,598	—	687	4,364	1,849
(4) Amortization of purchased intangible assets and deferred compensation	4,969	6,764	5,466	23,447	17,353
(5) Special charges related to expenses specific to the integration of NPTest	281	—	1,669	10,139	—
(6) Write-off of in-process research and development	—	—	—	—	7,900
(7) Restructuring and special charges related to workforce reduction, facility consolidations, and fixed assets write-offs, and liabilities	6,160	2,687	9,654	17,605	6,309
(8) Gain on reduction in liability to Schlumberger (former parent of NPTest)	—	(4,932)	—	(1,266)	(19,184)

Subtotal changes	16,843	11,743	41,793	90,887	70,250

Non-GAAP income (loss) before income taxes	(2,850)	(12,269)	2,091	(17,656)	9,835

Income taxes	2,787	85	1,975	11,389	3,989

Minority interest (benefit)	—	—	—	—	74

Non-GAAP net income (loss)	$(5,637)	$(12,354)	$116	$(29,045)	$5,772

(1)	The charges for cost of goods sold - special charges primarily includes inventory charges and liabilities related to decisions to stop significant future investments in redundant or under-performing product lines. In the GAAP Statements of Operations, these charges are reported in cost of goods sold – special charges.

(2)	Amount results from the write-up to fair value of the inventory, spares and fixed assets acquired as a result of our acquisition of NPTest. In the GAAP Statements of Operations, the charges of $2.8 million, $1.3 million and $7.4 million are recorded in cost of goods sold – on net sales for the fiscal quarters ended October 31 and July 31, 2004 and for the year ended October 31, 2005, respectively. The charges of $3.8 million and $6.3 million are recorded in cost of goods sold – on net sales for the fiscal quarter ended October 31, 2004 and for the year ended October 31, 2004, respectively. The charges of $0.1 million, $0.3 million and $1.0 million are recorded in the selling, general and administrative expenses for the fourth and third quarter of fiscal 2005 and for the year ended October 31, 2005, respectively. The charge of $0.1 million is recorded in the selling, general and administrative expenses for the fiscal quarter ended October 31, 2004.
(3)	Costs specific to the integration of NPTest, which primarily include service materials charges, relocation, travel, merger related retention bonuses and accelerated depreciation of assets. In the GAAP Condensed Statement of Operations, the charges are recorded in cost of goods sold-on net sales.
(4)	Amortization of purchased intangible assets and deferred compensation relates to our acquisitions, primarily NPTest. In the GAAP Statements of Operations, the charges are recorded on a separate line in operating expenses.
(5)	Expenses specific to the integration of NPTest, which primarily includes accelerated depreciation of assets, merger related retention bonuses, legal expenses related to the integration, post acquisition consulting fees, relocation and lease accruals. In the GAAP Condensed Statements of Operations, the charges are recorded in selling, general and administrative expenses.
(6)	The charges for the write-off of in-process research and development pertain to the purchase of NPTest in the third quarter of fiscal 2004. In the GAAP Statements of Operations, the charges are recorded on a separate line in operating expenses.
(7)	The restructuring charges of $6.2 million in the current quarter include $3.1 million of severance and related charges, $1.8 million in facilities consolidation and $1.4 million of contract cancellation charges. For the fiscal 2005, restructuring charges of $17.6 million consisted of $5.2 million of severance and related charges, $1.1 million in equipment write-offs related to product line investment decisions, $11.3 million in facilities consolidation and clean up charges; $1.4 million of contract cancellation charges and an offset adjustment of previously accrued amount of $1.1 million. The restructuring charges in the fourth quarter of fiscal 2004 include $2.7 million of severance and related charges. For the fiscal 2004, we incurred $6.3 million of which $1.9 million in equipment and liabilities related to our decision to stop significant future investments in the Credence SOC product lines, $3.8 million in severance and related charges and $0.6 million related to our decision to move our headquarters from Fremont to Milpitas, California. In the GAAP Statements of Operations, these restructure charges are recorded on a separate line in operating expenses.
(8)	As part of the purchase of NPTest, we acquired a liability to the former parent of NPTest. In previous quarters, the value of the liability was based on our stock price at the end of the quarter. In the GAAP Condensed Statements of Operations, the gain on this liability was included in interest and other income (loss), net. During the third quarter of fiscal 2005, we paid this liability to Schlumberger with $9.0 million in cash and stock.